EXHIBIT 10.1

FIRST AMENDMENT
TO THE
HUNTINGTON INGALLS INDUSTRIES
SAVINGS EXCESS PLAN

The Plan is hereby amended, effective upon execution of this amendment.

Section 3.4 is amended in its entirety to read as follows:

3.4    Maximum Contributions

The total amount of contributions under Sections 3.2(a) and (b) made to the Plan on behalf of each Participant shall not exceed $5 million (the "Lifetime Cap"). The following items will not count toward the Lifetime Cap: (a) investment gains or earnings, and (b) amounts originally contributed to other plans that have been or are merged into the Plan. Notwithstanding the foregoing, Company Contributions shall continue to be made to a Participant's Account until the end of the Plan Year in which the Participant reaches the Lifetime Cap, and any deferral election made by a Participant that is irrevocable under Code section 409A on the date the Lifetime Cap is reached shall remain effective.

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IN WITNESS WHEREOF, Huntington Ingalls Industries, Inc. has caused this amendment to be executed by its duly authorized representative on this 24th day of May, 2017.

HUNTINGTON INGALLS INDUSTRIES, INC.

By:     /s/ William R. Ermatinger
William R. Ermatinger
Executive Vice President and Chief Human Resources Officer

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